Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Summit Midstream Partners, LP of our report dated March 6, 2020 relating to the financial statements of Ohio Gathering Company, L.L.C., which appears in Exhibit 99.1 of Summit Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 19, 2020